UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 3, 2013

WORTHINGTON ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-52590	20-1399613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

145 Corte Madera Town center #138,Corte Madera, CA 94925

(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 450-1515

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Form 8-K”)may contain forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

As used in this current report and unless otherwise indicated, the terms “we”, “us” “Registrant” and the “Company” refer to Worthington Energy, Inc.

Item 4.01	Changes in Registrant’s Certifying Accountant

Effective September 3, 2013, Hansen, Barnett and Maxwell (“HBM”) resigned as the independent registered public accounting firm of the Company.  HBM’s reports on the financial statements for the fiscal years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern as a result of the Company’s continuing losses and need of operating capital. The Company has authorized HBM to respond fully to the inquiries of the successor accountant

During the registrant’s two most recent fiscal terms and the period through September 3, 2013, there were no disagreements with HBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HBM, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  Further, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring during the registrant’s two most recent fiscal terms and the period through September 3, 2013.

The registrant provided a copy of the foregoing disclosures to HBM prior to the date of the filing of this report and requested that HBM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

On September 18, 2013, the registrant engaged Weinberg & Company as its new independent registered public accounting firm beginning with the quarterly period ended June 30, 2013 and for our fiscal year ended December 31, 2013. The change in our independent registered public accounting firm was approved by the Audit Committee of the board of directors of the Company. During the two most recent fiscal years and through September 18, 2013, neither we nor anyone on our behalf consulted with Weinberg & Company regarding any of the following:

(i) The application of accounting principles to a specific transaction, either completed or proposed;

(ii) the type of audit opinion that might be rendered on our financial statements by Weinberg & Company in either case where written or oral advice provided by Weinberg & Company would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues; or

(iii) any matter that was subject of a disagreement between us and our former auditor, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Exhibits.

Number	Exhibit
16.1	Letter from Hansen, Barnett and Maxwell, dated January 15 2014, regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORTHINGTON ENERGY, INC.

Date January 16, 2014	By: /s/ CHARLES VOLK
Charles Volk
Chief Executive Officer